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                                                                      EXHIBIT 23


                       CONSENT OF INDEPENDENT ACCOUNTANTS
                       ----------------------------------




We hereby consent to the incorporation by reference in the Prospectuses constituting part of these Registration Statements on Form S-8 pertaining to the 1997 Employee Stock Purchase Plan (No. 333-28799), 1997 Non-employee Directors Stock Plan (No. 333-24439), Long-term Performance Based Incentive Plan (No. 333-24441) and the 1997 Employee Incentive Stock Plan (No. 333-24437) and on Form S-3 pertaining to Debt Securities; Preferred Stock; Common Stock; Warrants to Purchase Debt Securities, Preferred Stock and Common Stock; Stock Purchase Contracts; and Stock Purchase Units (No. 333-31619) of SunAmerica Inc. of our report dated November 9, 1998 appearing on page F-2 of SunAmerica Inc.'s Annual Report on Form 10-K for the year ended September 30, 1998. We also consent to the incorporation by reference of our report on the Financial Statement Schedules, which appears on page S-2 of this Form 10-K.



PricewaterhouseCoopers LLP
Los Angeles, California
December 18, 1998